EXHIBIT p.4

                            CODE OF ETHICS & CONDUCT
                                   PURSUANT TO
              RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940 &
                RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940

                           AMENDED AND RESTATED AS OF
                                  MAY 14, 2005




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                            CODE OF ETHICS & CONDUCT
                                   PURSUANT TO
              RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940 &
                RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940

                           AMENDED AND RESTATED AS OF
                                  MAY 14, 2005

As an investment adviser, Seneca Capital Management LLC ("Seneca" or the "firm") is a fiduciary. It owes its clients the highest duty of loyalty and relies on each employee to avoid conduct that is or may be inconsistent with that duty. It is also important for employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of a client's trust, may have the appearance of impropriety. This Code of Ethics and Conduct (the "Code") is intended to set forth those policies and procedures and to state Seneca's broader policies regarding its duty of loyalty to clients.


    1.       STANDARDS OF BUSINESS CONDUCT
             -----------------------------

Seneca holds its employees to a high standard of integrity and business practices. These ideals for ethical conduct are premised on fundamental principles of openness, integrity, honesty, and trust.

While affirming its confidence in the integrity and good faith of all of its employees and partners, the firm recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of clients, if they were to trade in securities eligible for investment by Fund and advisory clients.

In view of the foregoing and of the provisions of Rule 206(4) under the Investment Advisers Act of 1940, as amended (the "1940 Act"), the firm has determined to adopt this Code to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures.

The following standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

    o The interest of Fund and advisory clients must be placed first at all times;
    o All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest, or any abuse of an individual's position of trust and responsibility;
    o Supervised persons should not take inappropriate advantage of their positions;
    o Supervised persons may not engage in what is commonly known as "insider trading(1)"; and
    o    Supervised persons must comply with applicable federal securities laws.

ALL EMPLOYEES OF SENECA CAPITAL MANAGEMENT ARE CONSIDERED SUPERVISED PERSONS FOR PURPOSES OF THIS CODE OF ETHICS.



--------------------
(1)Insider trading involves trading ether in an account that falls within the firm's Code or on behalf of any other person (including Fund and advisory clients) based on MATERIAL NONPUBLIC INFORMATION or communicating MATERIAL NONPUBLIC INFORMATION to others in violation of the law. Please see the firm's "Best Practices Manual' for the complete Insider Trading Policy.


Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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    2.       CONFLICTS OF INTEREST
             ---------------------

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield supervised persons from liability for personal trading or other conduct that violates a fiduciary duty to Fund and advisory clients. EMPLOYEES SHOULD SEEK GUIDANCE WHENEVER THEY ARE IN DOUBT AS TO THE APPLICABILITY OF ANY LAW, RULE, OR REGULATION REGARDING A CONTEMPLATED COURSE OF ACTION.

Confidentiality
---------------

Information concerning the identity of security holdings and financial circumstances of clients is confidential.

    o Firm Duties. Seneca keeps all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by Seneca.

    o Supervised Persons' Duties. Seneca prohibits Supervised Persons from disclosing to persons outside the firm any material non-public information about any client, the securities investments made by Seneca on behalf of a client, information about contemplated securities transactions, or information regarding Seneca's trading strategies, except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes.

    o Internal Walls. Supervised persons are prohibited from sharing information with persons employed by affiliated entities, except for legitimate business purposes. See Insider Trading Policy for more information.

    o Regulation S-P. Supervised persons comply with Seneca's Privacy Policy. See the Privacy Policy section for additional information.

Conflicts among Client Interest.
--------------------------------

Conflicts of interest may arise where the firm or its supervised persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which employees have made material personal investments, accounts of close friends or relatives of supervised persons). Seneca specifically prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

Competing with Client Trades
----------------------------

Seneca prohibits Access Persons from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions including by purchasing or selling such securities.

Disclosure of Personal Interest
-------------------------------

Seneca prohibits investment personnel from recommending, implementing, or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates to the chief operating officer or the chief compliance officer. If the chief operating officer or the chief compliance officer deems the disclosed interest presents a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer. If a research analyst has a material interest in an issuer, a different analyst will be assigned to cover the issuer.





Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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Gifts & Entertainment
---------------------

A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Supervised Persons should not offer gifts, favors, entertainment, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

    o Gifts. No Supervised Person may receive any gift, services, or other things of more than a $250.00 value from any person or entity that does business with or on behalf of Seneca. No Supervised Person may give or offer any gift of more than a $250.00 value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without pre-approval by the chief compliance officer or the chief operating officer.

    o Cash. No Supervised Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of Seneca without approval from the chief compliance officer.

    o Entertainment. No Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of Seneca. Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event.

Insider Trading
---------------

The Code of Ethics prohibits Seneca employees from trading, either personally or on behalf of others, while in possession of material, non-public information. Employees are prohibited from communicating material non-public information to others in violation of the law. For further information, refer to the Insider Trading policy.

Political and Charitable Contributions
--------------------------------------

Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. Seneca prohibits its supervised persons from considering Seneca's current or anticipated business relationships as a factor in soliciting political or charitable donations.

Referrals/Brokerage
-------------------

Seneca employees are to act in the best interest of the firm's clients regarding execution and other costs paid by clients for brokerage services. Employees should adhere to the firm's policies and procedures regarding brokerage (including allocation, best execution, soft dollars, and directed brokerage). For further information, refer to the Best Execution, Trade Rotation and Allocation, and Soft Dollar policies in the Seneca Compliance Manual.

Service on a Board of Directors
-------------------------------

Employees may, under certain circumstances, be granted permission to serve as directors, trustees, or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations, and other not-for-profit institutions. Employees may also receive compensation for such activities. Seneca employees are prohibited from engaging in such outside activities without approval from the chief operating officer or chief compliance officer. Approval is granted on a case-by-case basis, subject to proper resolution of





Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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potential conflicts of interest. Outside activities are approved only if any conflict of interest issues can be satisfactorily resolved and all appropriate disclosures are made on Form ADV, Part 2.

Other Outside Activities
------------------------

    o General. Seneca discourages Supervised Persons from engaging in outside business or investment activities that may interfere with their duties at Seneca. Seneca employees should avoid involvement in the decision making process of investing in Seneca products for any charitable organization of which they are a member of the board of directors. Seneca employees should avoid selecting Seneca products for any charitable organization of which they are a member of the investment committee.

    o Fiduciary Appointments. Supervised Persons should obtain the approval from either the chief operating officer or the chief compliance officer before accepting executorships, trusteeship, or power of attorney, other than with respect to a family member.

    o Marketing and Promotional Activities. Supervised Persons are reminded that all oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way. See the Marketing/Advertising policies for additional information.

    3.       RESTRICTIONS ON, AND PROCEDURES TO MONITOR, PERSONAL INVESTING
             --------------------------------------------------------------
             ACTIVITIES
             ----------

Initial Public Offerings and Limited Offerings
----------------------------------------------

Investment personnel of the Fund and advisory clients must obtain approval from the chief compliance officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

Blackout Periods
----------------

No supervised person shall execute a securities transaction on a day during which any advisory client has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

No supervised person shall buy or sell a security within at least seven calendar days before and after an advisory client trades in that security.

If a mutual fund, advised or sub-advised by Seneca, or a client purchases or sells a Security that was purchased or sold by an Access Person (even if it was pre-cleared) within seven days afterwards, Seneca reserves the right to break the trade at the Access Person's expense or to reallocate the trade to the Fund or a client, as appropriate.

Prohibition of Short-Term Trading Profits
-----------------------------------------

Unless an exception is granted, no supervised person shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.(2)

Fund Acquisition of Shares in Companies that Supervised persons Hold through
----------------------------------------------------------------------------
Limited Offerings
-----------------

Supervised persons who have been authorized to acquire securities in a limited offering must disclose that investment to the firm's chief compliance officer when they are involved in the Adviser's subsequent consideration

--------------------
(2)Any profits on short-term trades are required to be disgorged.

Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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of an investment in the issuer for Fund and advisory clients, and the Adviser's decision to purchase such securities for Fund and advisory clients must be independently reviewed by investment personnel with no personal interest in that issuer.

Ban on Market Timing
--------------------

No supervised person shall engage in market timing activities with respect to any mutual fund whether or not such mutual fund is managed by the Adviser or any affiliated adviser. For the purpose of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period.

     4.       REPORTING UNDER THE CODE
              ------------------------

              (a)  Initial Holdings Reports
                   ------------------------

                   (1) Except as otherwise provided below, every supervised
                       person shall report to the chief compliance officer, no later than 10 days after the person becomes an supervised person, the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an supervised person):

                       (A) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security(3) in which the supervised person has any direct or indirect beneficial ownership;

                       (B) The name of any broker, dealer or bank with whom the supervised person maintains an account in which any securities are held for the supervised person's direct or indirect benefit; and

                       (C)  The date the supervised person submits the report.

              (b)  Quarterly Transaction Reports
                   -----------------------------

                   (1) Except as otherwise provided below, every supervised
                       person shall report to the chief compliance officer NO LATER THAN 15 DAYS AFTER THE END OF EACH CALENDAR QUARTER, the following information:

                       (A) With respect to transactions in any reportable security in which such supervised person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the reportable security:

                            (i) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable) and the number of shares (for equity securities) and the principal amount (for debt securities) of each reportable security involved;

                            (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

-------------------
(3)"Reportable securities" include all "covered securities" and "reportable funds."


Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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                            (iii) The price of the security at which the
                                  transaction was effected;

                            (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                            (v)   The date the supervised person submits the
                                    report.

                       (B) With respect to any account established by the supervised person in which any securities were held during the quarter for the direct or indirect benefit of the supervised person:

                            (i) The name of the broker, dealer, or bank with whom the supervised person established the account; and

                            (ii) The date that the report is submitted by the supervised person.

                   (2) A person need not make a transaction report with respect to information contained in broker trade confirmation or account statements held in the adviser's records if the adviser receives the confirmations or statement no later than 30 days after the end of the applicable calendar quarter.

                   (3) A person need not make a transaction report respect to transactions effected pursuant to an automatic investment plan.

              (c)  Annual Holdings Report
                   ----------------------

                   (1) Except as otherwise provided below, every supervised
                       person shall report to the chief compliance officer at least once every 12-month period on January 30th the following information (which must be current as of a date no more than 45 days before the report is submitted):

                       (A) The title, and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each reportable security in which the supervised person had any direct or indirect beneficial ownership;

                       (B) The name of any broker, dealer or bank with whom the supervised person maintains an account in which any securities are held for the direct or indirect benefit of the supervised person; and

                       (C)  The date the supervised person submits the report.

              (d)  Exception
                   ---------

                   A supervised person need not make a report under this section with respect to securities held in any account over which that person had no direct or indirect influence or control.

                   IF A SUPERVISED PERSON HAD NO REPORTABLE TRANSACTIONS DURING THE PREVIOUS QUARTER, THEY MUST AFFIRMATIVELY REPRESENT (NO LATER THAN 15 DAYS AFTER THE END OF EACH CALENDAR QUARTER) THAT THERE WERE NO TRANSACTIONS SUBJECT TO THE REPORTING REQUIREMENTS THAT WERE EFFECTED DURING THE RELEVANT PERIOD.


Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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              (e)  Disclaimer
                   ----------

                   Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

              (f)  Duplicate Confirmations and Statements
                   --------------------------------------

                   All supervised persons must direct their brokers to supply to the chief compliance officer on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

              (g)  Annual Certifications
                   ---------------------

                   Each supervised person must certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each supervised person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     5.       ADMINISTRATION OF THE CODE OF ETHICS
              ------------------------------------

              (a)  General Rule
                   ------------

                   Seneca is required to review personal securities transactions and holdings reports periodically. The chief compliance officer is responsible for reviewing and monitoring personal securities transactions and trading patterns of its Access Persons. An employee of the compliance department reviews and monitors the personal securities transactions and trading patterns of the chief compliance officer. The review of personal securities holdings and transaction reports can include the following:

                   o An assessment of whether the Access Person followed required internal procedures, such as pre-clearance;
                   o   Comparison of personal trading to the Model Portfolios;
                   o Periodically analyzing the Access Person's trading for patterns that may indicate abuse, including market timing.

                   Before making any determination that a non-compliant transaction may have been made by an Access Person, the chief compliance officer gives such person an opportunity to supply additional explanatory information. If the chief compliance officer determines that noncompliance with the Code of Ethics has or may have occurred; the issue along with supporting documentation will be brought to the attention of the Management Committee for discussion and action.

                   The chief compliance officer maintains a current list of all Access Persons, and takes steps to ensure that all reporting Access Persons have submitted statements in a timely manner.





Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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              (b)  Written Report to Investment Company Board of Directors
                   -------------------------------------------------------

                   No less frequently than annually, the Adviser must furnish to the board of directors of a Fund a written report that:

                   (1) Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures or sanctions imposed in response to the material violations; and
                   (2) Certifies that the Adviser has adopted procedures
                       reasonably necessary to prevent supervised persons from violating the Code.

              (c) Each supervised person must report any violations of this code of ethics promptly to the adviser's chief compliance officer.

              (d) Each supervised person must be provided with a copy of the code of ethics and any amendments.

              (e) Each supervised person must provide the chief compliance officer with a written or electronic acknowledgement of their receipt of the Code and any amendments.

              (f) Form ADV Disclosure. Seneca includes a description of its Code of Ethics in Form ADV, Part 2, and provides a copy of its code to any client or prospective client upon request.

              (g)  Preclearance of Personal Securities Transactions
                   ------------------------------------------------

                   Supervised persons must preclear all personal transactions in covered securities(4). Preclearance is valid through the next business day following the day preclearance is given.

              (h)  Preclearance Exemptions
                   -----------------------

                       o Purchases or sales over which an Access Person does not have direct or indirect influence or control;
                       o Purchases or sales pursuant to an automatic investment plan;
                       o Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;
                       o Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;
                       o Open end investment company shares OTHER THAN shares of investment companies advised or sub-advised by Seneca, including its affiliates;
                       o Exchange traded funds that are based on a broad-based securities index (e.g., SPY, QQQ)




-------------------
(4)Preclearance may be facilitated by accessing their toolbar on Outlook: tools, forms, choose forms, select 'personal trading - preclearance form'. Complete online form and click 'send.' The compliance department average response time to preclearance requests is 15 minutes; during busier times, it averages one hour.


Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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              (i)  Recordkeeping
                   -------------

                   Effective with the January 7, 2005 implementation date of rule 204A-1, Seneca maintains the following records in a readily accessible place:

                   o A copy of each code that has been in effect at any time during the past five years;
                   o A record of any violation of the code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
                   o A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, an Access Person. These records are kept for five years after an individual ceases to be an Access Person of Seneca;
                   o Holdings and transaction reports made pursuant to the Code;
                   o   A list of the names of persons who are currently, or
                       within the past five years were, Access Persons;
                   o   A record of any decision and supporting reasons for
                       approving acquisition of securities by Access Persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted;
                   o A record of any decisions that grant an Access Person a waiver from or exception to the Code.

              (j) Training and Education. The chief compliance officer periodically conducts training regarding the Code of Ethics. All Access Persons are required to attend all training sessions or read all applicable materials.

              (k) Types of Reporting. Access Persons should report the following types of violations: non-compliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of the firm's business; material misstatements in regulatory filings, internal books and records, client records, or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the firm.

              (l) Retaliation. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the code.

              (m)  Sanctions
                   ---------

                   Any violation of the code by an Access Person can result in sanctions as deemed appropriate by the Management Committee. Sanctions can include but are not limited to a letter of caution, monetary fines, temporary or permanent suspension of trading for any employee or related accounts, suspension, termination of employment, disgorging of any profits made, or any other sanction deemed appropriate by the Management Committee.

              (n) Waivers to Policy. Upon written request to the Management Committee, the Management Committee may waive any non-regulatory imposed constraint for sufficient business reasons.





Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

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    6.        DEFINITIONS
              -----------

              (a) "Access Person(5)" means any supervised person who: (i) has access to non-public information regarding any clients' purchase or sale of securities, or non-public information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; (ii) is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic. Access Person will have the same meaning as Supervised Person.

              (b) "Advisory Person" means any (i) director, officer, general partner or employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Adviser with regard to the purchase or sale of Covered Securities by the Adviser.

              (c) "Advisory clients" means any Fund or managed portfolio that Seneca Capital Management LLC serves as Adviser.

              (d)  "Adviser" means Seneca Capital Management LLC

              (e) "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

              (f) "Beneficial ownership " shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities and Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of
                   Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder.(6)

              (g) "chief compliance officer" refers to Seneca's chief compliance officer or any person designated by the firm to perform compliance functions.

              (h)  "Control" shall have the same meaning as that set forth in
                   Section 2(a)(9) of the Investment Company Act.

              (i) "Covered Securities" means any stock, bond, future, options on securities, indexes, or currencies; shares of open-end mutual funds that are advised or sub-advised by Seneca INCLUDING AFFILIATED MUTUAL FUNDS; all kinds of limited partnerships; foreign based unit trust and foreign based mutual funds; private investment funds, hedge funds, investment clubs, and any other instrument that is considered a "security" under the Investment Advisers Act of 1940.




-------------------
(5)The chief compliance officer will identify and notify supervised persons of their reporting responsibilities.
(6)Rule 16a-1(a)(2) under the Exchange Act specifies that, to have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. Thus, a employee may be deemed to have beneficial ownership of securities held by members of his or her immediate family sharing the same household (i.e., a spouse and children), or by certain partnerships, trusts, corporations or other arrangements.


Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

                             ----------------------
                                     SENECA
                              --------------------
                               CAPITAL MANAGEMENT
                             ----------------------


              (j) "Executive Committee" shall mean the following persons, individually and collectively: Gretchen Lash, Sandra J. Monticelli, Richard D. Little, Albert J. Gutierrez, Susan Stannard and Diane Spirandelli.

              (k)  "Excepted Securities" means

                   o   Direct obligations of the Government of the United
                       States;
                   o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term(7) debt instruments, including repurchase agreements; and
                   o Shares issued by open-end registered investment companies that are not sub-advised by Seneca.

              (l) "Family Members" for purposes of personal securities reporting requirements, employees determined to be a supervised person or an access person are defined to also include: (i) the employee's immediate family (including any relative by blood or marriage living in the employee's household, and domestic partners); (ii) any account in which the employee has a direct or indirect beneficial interest (such as a trust); (iii) any account in which the employee has trading discretion, but does not have a direct or indirect beneficial interest.

              (m) "Family of investment companies" means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services.

              (n) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment company Act of 1940, Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the commission under any of theses statues, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the commission or the Department of the Treasury.

              (o) "Fund" means [Please see attachment listing Seneca sub-advised mutual funds.]

              (p) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

              (q) "Investment company" means a company registered as such under the Investment Company Act and for which the Adviser is the investment adviser. [Please see attachment listing Seneca sub-advised mutual funds.]

              (r) "Investment company personnel" means any employees, officers, and directors of investment companies, investment advisers, and principal underwriters who are subject to the requirements of SEC Rule 17j-1.

              (s) "Investment Personnel" of a Fund means: (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and
                   (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

-------------------
(7)The SEC interprets "high quality short-term debt instrument" to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a National Recognized Statistical Rating Organization.


Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

                             ----------------------
                                     SENECA
                              --------------------
                               CAPITAL MANAGEMENT
                             ----------------------


              (t) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                   Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

              (u) "Material Non-public Information" relates not only to issuers but also to Seneca's securities recommendations and client securities holdings and transactions.

              (v) "Portfolio Manager" means the person (or one of the persons) entrusted to make the buy and sell decisions for Fund and advisory client portfolios.

              (w) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security (or the purchase or sale of a security that is exchangeable for or convertible into a security.)

              (x) "Reportable fund" means: (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund who investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

              (y) "Reportable security" means a security as defined in section 202(a)(18) of the Investment Advisers Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
                   (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than reportable funds; and (v) shares issued by unit investment trust that are invested exclusively in one or more open-end funds, none of which are reportable funds.

              (z) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, as amended.

              (aa) "Supervised person" means: (i) any partner, officer, director
                   (or other person occupying a similar status or performing similar functions), (ii) employee of the Adviser, (iii) any other person who provides investment advise on behalf of the Adviser and is subject to the supervision and control of the Adviser; (iv) or any other person designated by the chief compliance officer or chief operating officer.







Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com

                             ----------------------
                                     SENECA
                              --------------------
                               CAPITAL MANAGEMENT
                             ----------------------


                                  JUNE 30, 2005


SUB-ADVISED AFFILIATED MUTUAL FUNDS
Phoenix Funds
1sen4             Phoenix Bond Fund
1sen1             Phoenix Earnings Driven Growth Fund
1sen3             Phoenix Equity Income Fund

Phoenix Strategic Equity Series
1sen2             Phoenix Large Cap Growth Fund
1pdp4             Phoenix Strategic Growth Fund

Phoenix Multi-Series Trust
1pdp9             Phoenix High Yield Securities Fund (launch date 8/1/05)

Phoenix Series Funds
                  Phoenix High Yield Fund (launch date TBD)

Phoenix Edge Series
1pdp2             Phoenix Edge Mid-Cap Growth Series (Closing 8/8/05)
1pdp5             Phoenix EDGE Strategic Theme Series (Closing 8/8/05)

SUB-ADVISED NON-AFFILIATED MUTUAL FUNDS
1afdual           American Fidelity Dual Strategy Fund, Inc.
1ntmf             The NTMF U.S. Equity Fund
1dunham5          Dunham Corporate/Gov't Bond Fund
1lovreit          GE Investments Real Estate Securities Funds, Inc.

NON-SUB-ADVISED AFFILIATED MUTUAL FUNDS
Phoenix Aberdeen
Phoenix Duff & Phelps
Phoenix Engemann
Phoenix Equity Series Fund
Phoenix Goodwin
Phoenix-Kayne Funds
Phoenix Multi-Portfolio Fund
Phoenix Oakhurst
Phoenix Partner Select Funds
Phoenix Trust
Zweig Funds




Seneca Capital Management LLC o 909 Montgomery Street, Suite 500 o San Francisco, CA 94133
              (415) 486-6500 o (800) 828-1212 o (415) 486-6780 Fax
                              www.senecacapital.com